EXHIBIT 4.6

2004 WARRANT AGREEMENT

     This 2004 Warrant Agreement (this “Agreement”) is entered into as of September 1, 2004, by and between SinoFresh Corp., a Florida corporation (the “Company”), and Dave Macrae Trust (the “Holder”).

W I T N E S S E T H:

     WHEREAS, the Company proposes to issue to the Holder warrants to purchase up to an aggregate of six hundred sixty-seven thousand (667,000) shares of common stock of the Company (a “Warrant” or the “Warrants”); and

     WHEREAS, the Warrants to be issued pursuant to this Agreement shall be issued in consideration of six hundred sixty-seven dollars ($667).

     NOW, THEREFORE, in consideration of the premises hereto and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Grant. Except as otherwise provided herein, the Holder is hereby granted the right to purchase, at any time from September 1, 2004 (“Effective Date”), until 5:30 P.M., Pacific Standard time, on August 31, 2008 (the “Expiration Date”), up to an aggregate of six hundred sixty-seven thousand (667,000) shares of common stock (the “Warrant Securities”) (subject to adjustment as provided in Section 8 hereof) at the initial Exercise Price (as hereinafter defined in Section 6) (subject to the terms and conditions of this Agreement). Any Warrant that is not exercised on or prior to the Expiration Date shall be void and all rights hereunder shall cease.

a.	Grant Price. Warrants consisting of the right to purchase 667,000 shares of common stock at $5.00 per share may be purchased for $667 ($.001 per underlying share of common stock).

     2. Warrant Certificates. The warrant certificates (the “Warrant Certificates”) delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

     3. Exercise of Warrant.

          3.1 Method of Exercise. The Warrants are exercisable at the Exercise Price. Payment of the Exercise Price of the Warrant Shares being purchased shall be made by cash or by check. Upon surrender of a Warrant Certificate with a duly executed Election to Purchase (in the form of Annex A to the Warrant Certificate), Holder shall be entitled to receive a certificate or certificates for the shares of Warrant Securities so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Warrant Securities underlying the Warrants). In the case of the purchase of less than all the shares of common stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrants exercisable thereunder. The difference, if any, may be acquired by third parties in accordance with Section 3.2.

          3.2 Call of Warrants by the Company. In the event that the common stock of the Company, or the common stock of the entity with which the Company may exchange its shares or enter into a Change of Control Transaction4, has an average closing market price of Seven Dollars and Fifty Cents ($7.50), or greater, for a period of twenty (20) consecutive trading days (the “Call Terms”), the Company shall have the right to call 25% of the Warrants and require the Holder to purchase 25% of the Warrants (the “Initial Call”). Subsequent to the Initial Call, no subsequent call shall be made prior to the expiration of 90 days (the “90 Day Period”). Provided the Call Terms are met, upon the expiration of the first 90 Day Period, the Company may effect a second call (the “Second Call”), and require the Holder to purchase 25% of the Warrants. Thereafter, upon the expiration of the second 90 Day Period, provided the Call Terms are met, the Company may effect a third call (the “Third Call”), and require the Holder to purchase 25% of the Warrants. Finally, upon the expiration of the third 90 Day Period, provided the Call Terms are met, the Company may effect the final call (the “Final Call”), and require the Holder to purchase the final 25% of the Warrants. The Initial Call, the Second Call, the Third Call and the Final Call shall be collectively referred to herein as the “Calls”.

Notwithstanding anything in this Agreement to the contrary, the Calls by the Company shall not be permitted unless and until the Warrant Securities have been registered pursuant to the Securities Act of 1933 (the “Act”). In the event of the Initial Call, the Second Call, the Third Call and/or the Final Call, the Holder shall have the right to purchase up to 25% of the Warrants at a price of Five Dollars ($5.00) per Warrant Security (the “Call Price”) for thirty (30) days from the date upon which notice of a Call is sent by the Company to the Holder (the “Call Date”).

[4]	“Change of Control Transaction” shall mean the occurrence of any of the following events:

     (i) the approval by shareholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

     (ii) the approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets;

     (iii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or

     (iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (i), (ii), or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

Notice of a Call shall be given to registered Holders of Warrants in the manner provided in Section 12.

     4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for the total number of whole shares of common stock for which such Warrants were exercised shall be made promptly (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any stock transfer or similar tax which may be payable with respect to the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable with respect to any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          The Warrant Certificates and the certificates representing the Warrant Securities underlying the Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman of the Board of Directors or Chief Executive Officer of the Company under its corporate seal reproduced thereon and by the then present Treasurer or Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer. Certificates representing the shares of common stock issuable upon exercise of the Warrants shall be dated the date on which the Company receives the Election to Purchase, Warrant Certificate and payment of the Exercise Price.

     5. Restriction on Transfer of Warrants. The Warrants may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part. The Warrants may also be transferred by operation of law as a result of the death or divorce of any transferee to whom the Warrants may have been transferred. Any assignment shall be effected by a duly executed assignment in the form of Annex B to the Warrant Certificate.

     6. Exercise Price.

          6.1 Initial and Adjusted Exercise Price. The initial exercise price of each Warrant shall be Five Dollars ($5.00) per share of common stock. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

          6.2 Exercise Price. The term “Exercise Price” herein shall mean the initial exercise price or the adjusted exercise price, as the case may be.

     7. Registration Rights.

          7.1 Piggyback Registration. The Company shall register the Warrant Securities underlying the Warrants pursuant to the Securities Act of 1933, as amended (the “Securities Act”), within six (6) months of the Effective Date. The Company shall give written notice by registered mail at least thirty (30) days prior to the filing of a registration statement informing the Warrant Securities Holder of its intention to do so. If the Warrants and Warrant Securities Holder notifies the Company within twenty (20) business days after receipt of any such notice of its or their desire to include any of their respective Warrant Securities in such proposed registration statement, the Company shall afford such Holders of Warrants and Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement.

          7.2 Covenants of the Company with Respect to Registration. In connection with any registration under Section 7.1 hereof, the Company covenants and agrees as follows:

               (a) In connection with the Company’s intention to file a registration statement, the Company shall use its best efforts to have any registration statement declared effective at the earliest possible time and shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested

               (b) The Company shall pay all costs, fees and expenses in connection with all registration statements filed pursuant to Sections 7.1 hereof (excluding fees and expenses of the Holder’s and Holders’ counsel and accountants and any underwriting or selling commissions) including, without limitation, the Company’s legal and accounting fees, printing expenses, blue sky fees and expenses.

               (c) The Company shall furnish without charge to each Holder of Warrant Securities, promptly after filing thereof with the Commission, at least one (1) copy of the registration statement filed pursuant to Section 7.1 (a “Registration Statement”) and each amendment thereto or each amendment or supplement to the prospectus included therein (the “Prospectus”) including all financial statements and schedules, documents incorporated by reference therein and if the Holder so requests in writing, all exhibits thereto.

               (d) The Company shall take such action as may be reasonably necessary so that (i) the Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement or amendment thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) the Registration Statement and any amendment thereto (in either case, other than with respect to written information furnished to the Company by or on behalf of any Holder specifically for inclusion therein) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not misleading and (iii) the Prospectus and any supplement thereto (in either case, other than with respect to such information from Holders), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (e) The Company shall promptly advise the Holders of Warrant Securities registered under the Registration Statement (which advice pursuant to clauses (ii) - (iv) shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) and, if requested by such persons, shall confirm such advice in writing:

                    (i) when the Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                    (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto;

                    (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension by any state securities commission of the qualification of the Warrant Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

                    (iv) of the happening of any event that requires the making of any changes in the Prospectus so that, as of such date, the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (f) If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Warrant Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

               (g) The Company shall, during the period the Company is obligated to maintain the effectiveness of a Registration Statement under Section 7.2 hereof, deliver to each Holder of Warrant Securities included under the Registration Statement, without charge, such reasonable number of copies of the Prospectus (including each preliminary prospectus) included in the Registration Statement and any amendment or supplement thereto as such Holder may reasonably request to facilitate the public sale or other disposition of the Warrant Securities by the selling Holder.

               (h) The Company shall cooperate with the Holders of Warrant Securities to facilitate the timely preparation and delivery of certificates representing Warrant Securities to be sold under the Registration Statement, free of any restrictive legends and in such denominations and registered in such names as the Holders or the Holder(s), if any, may reasonably request in connection with the sales of Warrant Securities pursuant to the Registration Statement.

               (i) Upon the occurrence of any event contemplated by Section 7.2(e)(ii) - (iv) hereof or any request by the Commission for any amendments to the Registration Statement or for additional information relating thereto or the happening of any event that requires the making of any changes in the Registration Statement, the Company shall file (and use its reasonable best efforts to have declared effective as soon as possible) a post-effective amendment to the Registration Statement or an amendment or supplement to the Prospectus or file any other required document so that, as thereafter delivered to the purchasers of Warrant Securities registered under the Registration Statement, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. Each Holder of Warrant Securities registered under the Registration Statement agrees by acquisition of such Warrant Securities that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 7.2(e)(ii) - (iv) hereof, such Holder will forthwith discontinue disposition of Warrant Securities pursuant to the Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by this Section 7.2(j), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and such Holder has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Warrant Securities current at the time of receipt of such notice.

               (j) Nothing contained in this Agreement shall be construed as requiring the Holders to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

               (k) In addition to Warrant Securities, upon the written request therefor by any Holders, the Company shall include in the Registration Statement any other securities of the Company held by such Holders as of the date of filing of such Registration Statement, including, without limitation, restricted shares of common stock, options, warrants or securities convertible into shares of common stock and shall not be requested by the Company to provide indemnification except as provided in Section 7.2(q) hereof.

               (l) Indemnification and Contribution.

                    (1) The Company agrees to indemnify and hold harmless each Holder (for purposes of this Section 7.2(1), “Holder” shall include the officers, directors, partners, employees and agents, and each person, if any, who controls any Holder (“controlling person”) within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, suits and litigation in respect thereof), whatsoever, as the same are incurred, to which such Holder or any such controlling person may become subject, under the Securities Act, the Exchange Act or any other statute or at common law or otherwise insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any preliminary Prospectus or Prospectus (as from time to time amended and supplemented) or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein (with respect to any preliminary Prospectus or Prospectus, in the light of the circumstances under which they were made), not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the

Registration Statement, or any preliminary Prospectus or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder specifically for inclusion therein and provided, further, that the Company shall not be liable to any such Holder under the indemnity agreement in this subsection (1): (i) with respect to any preliminary Prospectus or Prospectus (if such Prospectus has then been amended or supplemented) to the extent that any such loss, liability, claim, damage or expense of such Holder arises out of a sale of Warrant Securities by such Holder to a person to whom (a) there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or of the Prospectus as then amended or supplemented) if the Company has previously furnished copies thereof to such Holder a reasonable time in advance or (b) prior to written confirmation of such sale, such Holder received notice from the Company pursuant to Section 7.2 to discontinue disposition pursuant to such Prospectus and, in either case, the loss, liability, claim, damage or expense of such Holder results from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the preliminary Prospectus (or the Prospectus) which was corrected in the Prospectus (or the Prospectus as amended or supplemented) or (ii) to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any action or failure to act by such Holder that is found in a final judicial determination (or a settlement tantamount thereto) to constitute bad faith, willful misconduct or gross negligence on the part of such Holder. The indemnity agreement in this subsection (1) shall be in addition to any liability which the Company may have at common law or otherwise, to the extent not inconsistent therewith.

                    (2) Promptly after receipt by an indemnified party under this Section 7.2(l) of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7.2(1), notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to notify an indemnifying party shall not relieve it from any liability which it may have under Sections 7.2(l)(l) unless and to the extent that it has been prejudiced in a material respect by such failure or from the forfeiture of substantial rights and defenses). In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, which may be the same counsel as counsel to the indemnifying party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded, after consultation with counsel to such indemnified party or parties, that a conflict of interest exists which makes representation by counsel chosen by the indemnifying party not advisable (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7.2(l) to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which shall not be unreasonably withheld or delayed.

                    (3) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7.2(l), but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7.2(l) provide for indemnification in such case, or (ii) contribution under the Securities Act may be required, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) in such proportion as is appropriate to reflect the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by a Holder, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation in respect thereof) referred to above in this subsection (3) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action, claim, suit, proceeding or litigation. Notwithstanding the provisions of this subsection (3), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Warrant Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, proceeding or litigation against such party in respect to which a claim for contribution may be made against another party or parties under this subsection (3), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subsection (3), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

               (m) Notwithstanding the foregoing provisions of this Section 7.2, no registration rights shall be extended pursuant to this Section 7 with respect to any Warrant Securities (i) which have been sold pursuant to and in accordance with an effective Registration Statement, (ii) sold in accordance with Rule 144 under the Securities Act or (iii) eligible for sale under Rule 144(k) under the Securities Act.

     8. Adjustments.

          8.1 The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

               (a) Reclassification. In the case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably identical to this Warrant), or, at the sole discretion of the Company, the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of common stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of common stock then purchasable under this Warrant. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

               (b) Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of common stock or shall issue a stock dividend on its outstanding shares of common stock the number of Warrant Securities issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

          8.2 Notice of Adjustments. Whenever the number of Warrant Securities purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 8 hereof, the Company shall provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of shares which may be purchased thereafter and the Exercise Price therefor after giving effect to such adjustment.

     9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable, without expense, upon the surrender thereof by the Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificates, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor in lieu thereof.

     10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of common stock upon the exercise of the Warrants to purchase common stock, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of common stock or other securities, properties or rights.

     11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of common stock or other securities, property or rights as shall be issuable upon exercise thereof The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of common stock and other securities issued by the Company upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any security holder of the Company. As long as the Warrants shall be outstanding, the Company shall use its reasonable best efforts to cause the common stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the common stock may then be listed and/or quoted by NASDAQ if the common stock issued to the public is so quoted.

     12. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

               (a) If to a Holder, to the address of such Holder as shown on the books of the Company; or

               (b) If to the Company, to the address set forth herein or to such other address as the Company may designate by notice to the Holders.

     13. Supplements and Amendments. The Company and the Holders may from time to time supplement or amend this Agreement without the approval of any Holders (other than the Holder) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the

Holder may deem necessary or desirable and which the Company and the Holder deem shall not adversely affect the interests of the Holders in any material respect.

     14. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

     15. Termination. This Agreement shall terminate at the close of business on August 31, 2008. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on September 1, 2013.

     16. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND EACH WARRANT CERTIFICATES ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF FLORIDA AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT GIVING EFFECT TO THE RULES OF SAID STATE GOVERNING THE CONFLICT OF LAWS.

          The Company and the Holder hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of Florida or of the United States of America sitting in Florida, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Holder hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum and also hereby irrevocably waive any right or claim to trial by jury in connection with any such action, proceeding or claim. Any such process or summons to be served upon any of the Company and the Holder (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

     17. Entire Agreement; Modification. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof. Except as set forth in Section 13 hereof, this Agreement may not be modified or amended except by a writing duly signed by the Company.

     18. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     19. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only, and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

     20. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person, corporation or entity other than the Company and the Holder of Warrants and/or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this

Agreement shall be for the sole and exclusive benefit of the Company and the Holder of Warrants and/or Warrant Securities.

     21. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original and such counterparts shall together constitute but one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SINOFRESH HEALTHCARE, INC.

By:

Name:
Title:

Attest:

Name:
Title:

HOLDER

By:

Name:
Title:

EXHIBIT A

FORM OF WARRANT CERTIFICATE

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

EXERCISABLE ON OR BEFORE
5:30 P.M., PACIFIC STANDARD TIME, AUGUST 31, 2008

No. W-	Warrants

WARRANT CERTIFICATE

     This Warrant Certificate certifies that          , or registered assigns, is the registered holder of          Warrants to purchase initially, at any time from September 1, 2004 until 5:30 p.m. Pacific Standard time on August 31, 2008 (the “Expiration Date”), up to          (         ) fully paid and nonassessable shares of common stock (the “common stock”), of SinoFresh HealthCare, Inc., a California corporation (the “Company”), at the initial exercise price of $5.00 per share, subject to adjustment in certain events (the “Exercise Price”), upon surrender of this Warrant Certificate and payment of the Exercise Price, at an office or agency of the Company, but subject to the conditions set forth herein and in the Holder’s Warrant Agreement dated as of September 1, 2004 by and between the Company and          (the “Warrant Agreement”). Payment of the Exercise Price, shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company and by surrender of this Warrant Certificate.

     No Warrant may be exercised after 5:30 p.m., Pacific Standard Time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the amount the type and/or number of the Company’s securities issuable hereunder may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of September __________, 2004.
SINOFRESH HEALTHCARE, INC.

[SEAL]	By:

Name:
Title:

Attest:

Name:
Title:

ANNEX A
TO WARRANT CERTIFICATE

FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase          shares of common stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of SinoFresh HealthCare, Inc., in the amount of $         , all in accordance with the terms of Section 3 of the Warrant Agreement dated as of September 1, 2004 by and between SinoFresh HealthCare, Inc. and the Holder. The undersigned requests that a certificate for such securities be registered in the name of          whose address is          and that such certificate be delivered to          whose address is         .

Dated: __________, 2004	Signature
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

(Social Security Number of Holder)

ANNEX B
TO WARRANT CERTIFICATE

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder
desires to transfer the Warrant Certificate.)

     FOR VALUE RECEIVED          hereby sells, assigns and transfers unto

                     (Please print name and address of transferee)

the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint          Attorney to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________	Signature
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

(Insert Social Security or Other Identifying Number of Assignee)